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                                 EMPLOYMENT AGREEMENT


DATE:    June 6, 1996

BETWEEN: E.B.I. ACQUISITION, INC.,                                   "EMPLOYER"
         an Oregon corporation

AND:          WILLIAM F. STEPHENS, JR.                               "EMPLOYEE"


                                       RECITALS


    WHEREAS, Employer desires to employ Employee as its President according to the terms and conditions of this Agreement; and,

    WHEREAS, Employee has the skills, ability, background and desire to be employed as President of Employer;

IT IS HEREBY AGREED:

1.0 EMPLOYMENT

    1.1 Employer agrees to employ Employee, and Employee agrees to continue to be employed by Employer, as President of Employer, pursuant to the terms and conditions set forth herein.

2.0 TERM

    2.1 The term of this Agreement commences on May 1, 1996, and this Agreement shall continue indefinitely until terminated by either party as provided herein.

3.0 DUTIES

    3.1 Employee shall carry out such duties as are typically performed by a president of a company and will work under the direction of Employer's Board of Directors. Employee will serve Employer faithfully, professionally, and to the best of his ability. Employee will devote his entire working time and best efforts working for Employer on a full-time basis. Employee shall be the principal executive officer of Employer and shall in general supervise and control all of the business and affairs of Employer. Employee shall have the following duties and responsibilities, without limitation:

         3.1.1 Provide for Employer's current profitability and long range goals;

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         3.1.2     Provide leadership for the management staff;

         3.1.3 Design policies, plans and procedures in coordination with the Board of Directors and implement such policies, plans and procedures;

         3.1.4 Appoint and terminate employees as he may, in his discretion, decide as appropriate to assist in the conduct of the affairs of the Employer;

         3.1.5 Coordinate activities to affect operational efficiency and economy, as determined in his discretion;

         3.1.6 Buy, lease or otherwise acquire for the Employer, equipment, supplies and inventory determined necessary subject to any operating and/or capital expenditure budgets which may be in effect;

         3.1.7     Enter into contracts for Employer;

         3.1.8 Design, review, implement and recommend financial strategies, policies and procedures for Employer; and

         3.1.9 Carry out such additional executive services and duties as are customarily carried out by a president and chief executive officer of a corporation.

    3.2 Employee shall not be precluded from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments, as long as such activities and service do not interfere or conflict with his responsibilities to Employer and are consistent with Employer's policies.

4.0 COMPENSATION

    4.1 BASE SALARY. Employee shall be entitled to a base salary of $5,000.00 per month commencing May 1, 1996, for the first three (3) months of employment hereunder; $6,000.00 per month commencing August 1, 1996; and $7,000.00 per month commencing November 1, 1996 and thereafter.

    4.2 BONUS. Employee will be eligible for bonuses paid pursuant to any bonus program which may be implemented by Employer's Board of Directors.

    4.3 STOCK OPTION PLAN. While Employer has not yet established an incentive stock option plan, it contemplates doing so. Accordingly, Employee will be entitled to participate in Employer's incentive stock option plan as determined by the Board of Directors in its sole discretion.

    4.4 BENEFITS. During his period of employment, Employee shall be entitled to all benefits in effect from time to time which Employer provides to its other employees.

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5.0 EXPENSES AND TRAVEL

    5.1 During the term of his employment under this Agreement, Employee is authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. Employer shall reimburse Employee for such expenses upon presentation of an itemized account and appropriate supporting documents all in accordance with Employer's general applicable policies. Expenses must be reasonable and customary, have a business purpose, be comparable to the same type of expense incurred by similarly sized and related businesses, and meet the requirement of deductibility as business expenses under Federal tax law.

6.0 TRADE SECRETS

    6.1 Employee acknowledges and agrees that Employer's Proprietary Information constitutes trade secrets developed by Employer and constitutes the exclusive property of Employer. Employee, therefore, agrees that for and during the entire term of this Agreement any Proprietary Information shall be considered and kept as the private, privileged and proprietary records of Employer, and Employee will not divulge the contents of such records to any firm, individual or institution except upon the direct authorization of Board of Directors of Employer.

    6.2 Upon termination of this Agreement for any cause, Employee agrees he will continue to treat as private and privileged Employer's Proprietary Information and will not release any such information to any person, firm or institution, either by statement, deposition or witness, or use Employer's Proprietary Information for his own monetary gain, except upon the direct written authority of the Board of Directors of Employer, and Employer shall be entitled to an injunction by any competent court to enjoin and restrain the unauthorized disclosure of such information. Any and all copies of any Proprietary Information shall be returned to Employer by Employee upon termination for whatever cause.

    6.3 "Proprietary Information" is defined as all inventions, products, techniques, processes, experimental or developmental work, marketing information, customer lists and other such information disclosed to Employee including, but not limited to, any idea, invention, patent or product derived from or arising out of such information or from Employee's performance under this Agreement. Proprietary Information shall not include any product, discovery or information which is known or available to the general public or in the public domain as of the date of this Agreement, or is known by Employee from sources other than Employer, or which becomes known to Employee or publicly known other than from Employer, unless the Proprietary Information includes a new application or use for any product, discovery or information known or available to the general public in which case the new use or application will constitute Proprietary Information.

7.0 TERMINATION

    7.1   DEFINITIONS.  As used herein, the following definitions shall apply:

         7.1.1 "Cause" shall mean the termination of the employment of Employee as a result of (i) fraud or dishonesty in connection with the business of Employer; (ii) gross negligence as to the

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performance of Employee's duties for Employer; (iii) willful failure of Employee to carry out his duties as an employee of Employer; (iv) any act or acts of dishonesty undertaken by Employee and intended to result in gain or personal enrichment of Employee at the expense of Employer; (v) persistent failure by Employee to perform the duties and obligations of Employee's employment which are not remedied in a reasonable period of time after receipt of written notice from Employer; or (vi) Employee's conviction, after exhaustion of all appeals, of a felony involving moral turpitude whether or not in connection with the business of Employer.

         7.1.2 "Disability" shall mean that Employee, at the time notice is given, has been unable to perform his duties under this Agreement for a period of not less than 45 consecutive days as a result of his incapacity due to physical or mental illness. In the event that Employee resumes the performance of substantially all of his duties hereunder before the termination of his employment, the notice of termination shall automatically be deemed to have been revoked.

         7.1.3 "Voluntary Termination of Employment" shall mean Employee voluntarily terminates his employment with Employer.

    7.2 TERMINATION BY EMPLOYER. Employer may terminate Employee's employment at any time for cause. Employer may terminate Employee's employment at any time, for any reason, or for no reason, provided thirty (30) days' advance notice in writing of termination is given to Employee.

    7.3   TERMINATION ON DEATH OR DISABILITY.  If Employer terminates
Employee's employment as a result of Employee's death or disability (as defined in paragraph 7.1.2), Employee shall receive any severance or disability payments to which he may be entitled under Employer standard benefit plans then in effect. Employee acknowledges that Employer has no existing severance or disability benefit plans in effect as of the date of this Agreement.

    7.4 VOLUNTARY TERMINATION BY EMPLOYEE. Employee may terminate his employment voluntarily by giving Employer thirty (30) days advance notice in writing.

    7.5 WIND UP AND TRANSFER. Following any notice of termination of employment, Employee shall fully cooperate with Employer in all matters relating to the winding up of his pending work on behalf of Employer and the orderly transfer of any such pending work to other employees of Employer as may be designated by Employer. Employer shall be entitled to such full or part-time services of Employee as Employer may reasonably require during all or any part of the thirty (30) day period following any notice of termination.

    7.6 RETURN OF EMPLOYER PROPERTY. On termination or whenever requested by Employer, Employee shall immediately return to Employer all of Employer's property used by Employee in rendering services hereunder or otherwise, that is in Employee's possession or under his control.

8.0 NOTICE

    8.1 Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or five (5) days after being mailed by U.S. Registered or Certified Mail, Return Receipt Requested, and postage pre-paid. In

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the case of Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to Employer in writing. In the case of Employer, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of Employer's Corporate Secretary, with a copy to Gregory J. Englund, Hooper, Englund & Weil, Suite 1507 Standard Plaza, 1100 S.W. Sixth Avenue, Portland, Oregon 97204.

9.0 MISCELLANEOUS

    9.1 WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by representative of Employer authorized by the Board of Directors to sign for Employer (other than Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered the waiver of any other condition or provision or of the same condition or provision at another time.

    9.2 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties. It may not be changed orally, but only by an agreement in writing, signed by the party against whom the enforcement of any waiver, change, modification, extension or discharge is sought.

    9.3 INVALID PROVISION. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable provisions were omitted.

    9.4 ASSIGNMENT. This Agreement shall be binding and inure to the benefit of Employer, Employee and their respective heirs, legal representatives, executors, administrators, successors and assigns; provided, however, that Employee may not assign or delegate any of the rights or obligations hereunder without first obtaining the written consent of Employer.

    9.5 CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Oregon.

    9.6 EMPLOYMENT TAXES. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

    9.7 PARAGRAPH HEADINGS. The paragraph headings contained herein are for convenience only and shall in no manner be construed as part of the Agreement.

    9.8 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original and together shall constitute one and the same Agreement with one counterpart being delivered to each party hereto.

    9.9 INCORPORATION OF RECITALS. The recitals are intended to be contractual in nature and are incorporated herein by reference.

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    IN WITNESS WHEREOF, the parties have executed this Agreement on the date herein first above written.

E.B.I. ACQUISITION, INC.


By:   /s/ Steve Larson                      /s/ William F. Stephens
      --------------------------            -----------------------
Name:  Steve Larson                         William F. Stephens, Jr.
      --------------------------            6/6/96
Title: Chairman
      --------------------------



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                                     ADDENDUM TO

                                 EMPLOYMENT AGREEMENT


DATE:    December 12, 1996

BETWEEN: E.B.I. ACQUISITION, INC.,                                   "EMPLOYER"
         an Oregon corporation

AND:     WILLIAM F. STEPHENS, JR.                                    "EMPLOYEE"


                                       RECITALS

    WHEREAS, Employer and Employee entered into an Employment Agreement dated May 1, 1996 ("Agreement") whereby Employee became employed by Employer as President; and,

    WHEREAS, the Board of Directors of Employer has approved certain changes and additions to the Agreement, which are set forth in this Addendum;

IT IS HEREBY AGREED:

1.0 BONUS

    1.1 PAYMENT. Prior to 1997, Employer's Board of Directors shall establish a Net Revenue goal for 1997. In the event Employer meets or exceeds that revenue goal, Employee shall be entitled to payment of a bonus of $25,000, payable on or before January 15, 1998. In addition, Employee shall be paid an additional bonus of 2 % of that portion of Net Revenue which exceeds the established goal for 1997.

    1.2   DEFINITIONS.

          1.2.1 "Net Revenue" consists of gross revenue minus freight and adjustments for discounts.

2.0 SEVERANCE COMPENSATION

    2.1 In the event Employee's employment is terminated for any reason other than (i) Employee's voluntary resignation, (ii) death, (iii) disability, or (iv) for "Cause" as defined in paragraph 7.1.1 of the Agreement, Employee shall be paid, as Employee's exclusive remedy for such termination, Employee's base salary in effect as of the date of termination, and shall continue to receive health and other insurance benefits as otherwise provided in this Agreement, for a period of six (6) months from the date of termination of employment.

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3.0 MISCELLANEOUS

    3.1 WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by representative of Employer authorized by the Board of Directors to sign for Employer (other than Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered the waiver of any other condition or provision or of the same condition or provision at another time.

    3.2 ENTIRE AGREEMENT. The Agreement, as amended by this Addendum, constitutes the entire understanding of the parties. It may not be changed orally, but only by an agreement in writing, signed by the party against whom the enforcement of any waiver, change, modification, extension or discharge is sought.

    3.3 INVALID PROVISION. The invalidity or unenforceability of any particular provision of this Addendum shall not affect the other provisions hereof, and this Addendum shall be construed as if such invalid or unenforceable provisions were omitted.

    3.4 ASSIGNMENT. This Addendum shall be binding and inure to the benefit of Employer, Employee and their respective heirs, legal representatives, executors, administrators, successors and assigns; provided, however, that Employee may not assign or delegate any of the rights or obligations hereunder without first obtaining the written consent of Employer.

    3.5 CHOICE OF LAW. The validity, interpretation, construction and performance of this Addendum shall be governed by the laws of the State of Oregon.

    3.6 EMPLOYMENT TAXES. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

    3.7 PARAGRAPH HEADINGS. The paragraph headings contained herein are for convenience only and shall in no manner be construed as part of the Agreement.

    3.8 COUNTERPARTS. This Addendum may be executed in two counterparts, each of which shall be deemed an original and together shall constitute one and the same Agreement with one counterpart being delivered to each party hereto.

    3.9 INCORPORATION OF RECITALS. The recitals are intended to be contractual in nature and are incorporated herein by reference.

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    IN WITNESS WHEREOF, the parties have executed this Addendum on the date herein first above written.

E.B.I. ACQUISITION, INC.


By:    /s/ Steve Larson                          /s/ William F. Stephens
       --------------------------                ------------------------
Name:   Steve Larson                             William F. Stephens, Jr.
       --------------------------
Title:  Chairman
       --------------------------



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